UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

IMAGING3, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-50099	95-4451059
(Commission File Number)	(I.R.S. Employer Identification No.)

3022 North Hollywood Way, Burbank, California 92101
(Address of principal executive offices) (Zip Code)

(818) 260-0930

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5.   CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements.  In consideration for Dane Medley's service as the Chief Executive Officer and President of Imaging3, Inc., a California corporation (the "Company"), and Xavier Aguilera's service as the Chief Financial Officer of the Company, on December 23, 2015, the Company granted to each of Mr. Medley and Mr. Aguilera 4,000,000 incentive stock options to purchase up to 4,000,000 shares of the Company's common stock (the "Options") pursuant to the Company's 2014 Stock Incentive Plan (the "Plan").  The Options all vested on the date of grant and are exercisable on a cash or cashless basis for a period of ten years from the date of grant at an exercise price of $0.025 per share.  A copy of the form of stock option agreement is attached to this Report as Exhibit 4.1.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)        Exhibits

4.1      Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMAGING3, INC.

(Registrant)

Date:  December 28, 2015

/s/ Dane Medley, Chief Executive Officer

Dane Medley, Chief Executive Officer